UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Apollo Realty Income Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-264456	87-2557571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Apollo Global Management, Inc. 9 West 57th Street, 42nd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

N/A

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2024, John Calace, the Chief Financial Officer, Treasurer and Secretary of Apollo Realty Income Solutions, Inc. (the “Company”), informed the Company of his intention to resign from the Company. Mr. Calace will remain as Chief Financial Officer, Treasurer and Secretary of the Company through the effective date of his resignation, which has not yet been determined. The decision of Mr. Calace to leave the Company was not the result of any dispute or disagreements with the Company or ARIS Management, LLC, a Delaware limited liability company and a subsidiary of Apollo Global Management, Inc. (the “Adviser”, and together with Apollo Global Management, Inc. and its other subsidiaries, “Apollo”) on any matter relating to the operations, policies or practices of the Company, the Adviser, or their affiliates.

On January 8, 2024, the Board of Directors (the “Board”) of the Company appointed Anastasia Mironova to the positions of Interim Chief Financial Officer, Treasurer and Secretary of the Company, effective as of the effective date of Mr. Calace’s resignation.

Anastasia Mironova, 38, has served as the Chief Financial Officer, Treasurer and Secretary of Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI), a publicly-traded commercial mortgage real estate investment trust managed by Apollo, since joining Apollo in April 2022. Prior to joining Apollo, she served from May 2021 to April 2022 as a partner focused on public REITs and debt funds at BDO USA, LLP (“BDO”). Prior to BDO, Ms. Mironova spent 15 years until April 2021 at Deloitte (including Deloitte & Touche LLP and Deloitte CIS), where her main area of focus was public mortgage REITs. Ms. Mironova graduated from the Finance Academy under the Government of the Russian Federation with a Masters in Finance and Credit. She is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. There is no arrangement or understanding between Ms. Mironova and any other persons pursuant to which she was appointed as the Company’s Interim Chief Financial Officer, Treasurer and Secretary. There are no related person transactions involving Ms. Mironova that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Mironova and any director or executive officer of the Company. Ms. Mironova will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its directors and other executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Realty Income Solutions, Inc.

By:	/s/ Randy Anderson
Name: Randy Anderson
Title: Co-President and Co-Chief Executive Officer

Date: January 8, 2024